Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Arch Capital Group Ltd.:

We have reviewed the accompanying consolidated balance sheet of Arch Capital Group Ltd. and its subsidiaries (the “Company”) as of September 30, 2013, and the related consolidated statements of income and comprehensive income for the three-month and nine-month periods ended September 30, 2013 and September 30, 2012, and the consolidated statements of changes in shareholders’ equity and cash flows for the nine-month periods ended September 30, 2013 and September 30, 2012. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended (not presented herein), and in our report dated March 1, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the condensed consolidating guarantor information described in Note 23, as to which the date is December 10, 2013, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2012, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

/s/ PricewaterhouseCoopers LLP

New York, NY
November 8, 2013 except with respect to our review of the consolidated financial statements insofar as it relates to the condensed consolidating guarantor information described in Note 13, as to which the date is December 10, 2013.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (U.S. dollars in thousands, except share data)

	(Unaudited)
	September 30, 2013	December 31, 2012
Assets
Investments:
Fixed maturities available for sale, at fair value (amortized cost: $9,671,665 and $9,567,290)	$9,688,345	$9,839,988
Short-term investments available for sale, at fair value (amortized cost: $992,644 and $719,848)	993,375	722,121
Investment of funds received under securities lending, at fair value (amortized cost: $39,793 and $42,302)	42,135	42,531
Equity securities available for sale, at fair value (cost: $418,319 and $298,414)	452,195	312,749
Other investments available for sale, at fair value (cost: $527,435 and $519,955)	528,938	549,280
Investments accounted for using the fair value option	1,139,725	917,466
Investments accounted for using the equity method	226,644	307,105
Total investments	13,071,357	12,691,240

Cash	436,141	371,041
Accrued investment income	64,428	71,748
Investment in joint venture (cost: $100,000)	106,982	107,284
Fixed maturities and short-term investments pledged under securities lending, at fair value	48,361	50,848
Premiums receivable	850,386	688,873
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	1,795,888	1,870,037
Contractholder receivables	1,028,772	865,728
Prepaid reinsurance premiums	330,980	298,484
Deferred acquisition costs, net	338,671	262,822
Receivable for securities sold	288,080	19,248
Other assets	570,777	519,409
Total Assets	$18,930,823	$17,816,762

Liabilities
Reserve for losses and loss adjustment expenses	$8,819,419	$8,933,292
Unearned premiums	1,983,408	1,647,978
Reinsurance balances payable	190,721	188,546
Contractholder payables	1,028,772	865,728
Senior notes	300,000	300,000
Revolving credit agreement borrowings	100,000	100,000
Securities lending payable	49,849	52,356
Payable for securities purchased	519,244	37,788
Other liabilities	496,125	522,196
Total Liabilities	13,487,538	12,647,884

Commitments and Contingencies

Shareholders’ Equity
Non-cumulative preferred shares	325,000	325,000
Common shares ($0.0033 par, shares issued: 169,350,789 and 168,255,572)	565	561
Additional paid-in capital	283,449	227,778
Retained earnings	5,886,149	5,354,361
Accumulated other comprehensive income, net of deferred income tax	41,955	287,017
Common shares held in treasury, at cost (shares: 35,870,466 and 34,412,959)	(1,093,833)	(1,025,839)
Total Shareholders' Equity	5,443,285	5,168,878
Total Liabilities and Shareholders' Equity	$18,930,823	$17,816,762

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (U.S. dollars in thousands, except share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Net premiums written	$839,135	$755,249	$2,602,446	$2,439,093
Change in unearned premiums	(44,135)	(6,558)	(295,860)	(283,434)
Net premiums earned	795,000	748,691	2,306,586	2,155,659
Net investment income	66,083	73,221	200,124	221,126
Net realized gains (losses)	(6,022)	60,391	64,970	139,379

Other-than-temporary impairment losses	(901)	(2,644)	(3,873)	(6,129)
Less investment impairments recognized in other comprehensive income, before taxes	173	265	175	776
Net impairment losses recognized in earnings	(728)	(2,379)	(3,698)	(5,353)

Fee income	526	1,077	1,966	2,426
Equity in net income of investment funds accounted for using the equity method	5,665	24,330	30,429	56,943
Other income (loss)	624	(532)	2,702	(7,905)
Total revenues	861,148	904,799	2,603,079	2,562,275

Expenses
Losses and loss adjustment expenses	427,045	443,871	1,245,101	1,238,771
Acquisition expenses	147,313	128,065	406,582	375,316
Other operating expenses	118,070	113,429	365,661	337,602
Interest expense	5,937	7,378	17,687	22,338
Net foreign exchange losses	40,562	16,959	2,487	5,958
Total expenses	738,927	709,702	2,037,518	1,979,985

Income before income taxes	122,221	195,097	565,561	582,290

Income tax expense	7,396	5,441	17,320	8,110

Net income	114,825	189,656	548,241	574,180

Preferred dividends	5,484	5,484	16,453	19,594
Loss on repurchase of preferred shares	—	—	—	10,612

Net income available to common shareholders	$109,341	$184,172	$531,788	$543,974

Net income per common share
Basic	$0.83	$1.36	$4.05	$4.04
Diluted	$0.80	$1.33	$3.92	$3.93

Weighted average common shares and common share equivalents outstanding
Basic	131,495,296	135,067,360	131,262,309	134,519,046
Diluted	136,034,413	138,696,934	135,680,829	138,235,995

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (U.S. dollars in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Comprehensive Income (Loss)
Net income	$114,825	$189,656	$548,241	$574,180
Other comprehensive income, net of deferred income tax
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains (losses) arising during period	41,226	164,733	(208,865)	277,656
Portion of other-than-temporary impairment losses recognized in other comprehensive income, net of deferred income tax	(173)	(265)	(175)	(776)
Reclassification of net realized gains, net of income taxes, included in net income	20,701	(47,411)	(31,916)	(118,714)
Foreign currency translation adjustments, net of deferred income tax	29,523	13,978	(4,106)	12,043
Other comprehensive income (loss)	91,277	131,035	(245,062)	170,209
Comprehensive Income	$206,102	$320,691	$303,179	$744,389

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (U.S. dollars in thousands)

	(Unaudited)
	Nine Months Ended
	September 30,
	2013	2012
Non-Cumulative Preferred Shares
Balance at beginning of year	$325,000	$325,000
Shares issued - Series C	—	325,000
Shares repurchased - Series A and B	—	(325,000)
Balance at end of period	325,000	325,000

Common Shares
Balance at beginning of year	561	549
Common shares issued, net	4	7
Balance at end of period	565	556

Additional Paid-in Capital
Balance at beginning of year	227,778	161,419
Common shares issued, net	5,583	4,561
Issue costs on Series C preferred shares	—	(9,398)
Reversal of issue costs on repurchase of preferred shares	—	10,612
Exercise of stock options	7,438	7,619
Amortization of share-based compensation	40,305	34,659
Other	2,345	1,747
Balance at end of period	283,449	211,219

Retained Earnings
Balance at beginning of year	5,354,361	4,796,655
Net income	548,241	574,180
Dividends declared on preferred shares	(16,453)	(19,594)
Loss on repurchase of preferred shares	—	(10,612)
Balance at end of period	5,886,149	5,340,629

Accumulated Other Comprehensive Income
Balance at beginning of year	287,017	153,923
Change in unrealized appreciation (decline) in value of investments, net of deferred income tax	(240,781)	158,942
Portion of other-than-temporary impairment losses recognized in other comprehensive income, net of deferred income tax	(175)	(776)
Foreign currency translation adjustments, net of deferred income tax	(4,106)	12,043
Balance at end of period	41,955	324,132

Common Shares Held in Treasury, at Cost
Balance at beginning of year	(1,025,839)	(845,472)
Shares repurchased for treasury	(67,994)	(7,270)
Balance at end of period	(1,093,833)	(852,742)

Total Shareholders’ Equity	$5,443,285	$5,348,794

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (U.S. dollars in thousands)

	(Unaudited)
	Nine Months Ended
	September 30,
	2013	2012
Operating Activities
Net income	$548,241	$574,180
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized losses	(66,957)	(142,703)
Net impairment losses recognized in earnings	3,698	5,353
Equity in net income or loss of investment funds accounted for using the equity method and other income or loss	35,634	(37,318)
Share-based compensation	40,305	34,659
Changes in:
Reserve for losses and loss adjustment expenses, net of unpaid losses and loss adjustment expenses recoverable	(24,305)	180,016
Unearned premiums, net of prepaid reinsurance premiums	295,860	283,433
Premiums receivable	(160,091)	(204,854)
Deferred acquisition costs, net	(73,793)	(51,222)
Reinsurance balances payable	2,573	19,171
Other liabilities	(15,893)	21,664
Other items, net	41,776	49,572
Net Cash Provided By Operating Activities	627,048	731,951

Investing Activities
Purchases of:
Fixed maturity investments	(12,436,587)	(12,670,073)
Equity securities	(438,255)	(215,921)
Other investments	(992,935)	(700,308)
Proceeds from the sales of:
Fixed maturity investments	11,877,419	11,522,538
Equity securities	373,000	264,417
Other investments	813,596	329,093
Proceeds from redemptions and maturities of fixed maturity investments	595,503	867,080
Net purchases of short-term investments	(268,968)	72,139
Change in investment of securities lending collateral	2,508	22,840
Purchase of business, net of cash acquired	—	28,948
Purchases of furniture, equipment and other assets	(10,953)	(13,894)
Net Cash Used For Investing Activities	(485,672)	(493,141)

Financing Activities
Proceeds from issuance of Series C preferred shares, net	—	315,763
Repurchase of Series A and B preferred shares	—	(325,000)
Purchases of common shares under share repurchase program	(57,796)	—
Proceeds from common shares issued, net	(425)	1,604
Repayments of borrowings	—	(124,577)
Change in securities lending collateral	(2,508)	(22,840)
Other	5,679	4,479
Preferred dividends paid	(16,453)	(22,897)
Net Cash Used For Financing Activities	(71,503)	(173,468)

Effects of exchange rate changes on foreign currency cash	(4,773)	5,399

Increase in cash	65,100	70,741
Cash beginning of year	371,041	351,699
Cash end of period	$436,141	$422,440

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.                   General

Arch Capital Group Ltd. (“ACGL”) is a Bermuda public limited liability company which provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

The interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of ACGL and its wholly owned subsidiaries (together with ACGL, the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions. In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments (consisting of normally recurring accruals) necessary for a fair statement of results on an interim basis. The results of any interim period are not necessarily indicative of the results for a full year or any future periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted; however, management believes that the disclosures are adequate to make the information presented not misleading. This report should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including the Company’s audited consolidated financial statements and related notes.

The Company has reclassified the presentation of certain prior year information to conform to the current presentation. Such reclassifications had no effect on the Company’s net income, comprehensive income, shareholders’ equity or cash flows. Tabular amounts are in U.S. Dollars in thousands, except share amounts, unless otherwise noted.

2.                    Share Transactions

Share Repurchases

The board of directors of ACGL has authorized the investment in ACGL’s common shares through a share repurchase program. Repurchases under the program may be effected from time to time in open market or privately negotiated transactions through December 2014. Since the inception of the share repurchase program, ACGL has repurchased approximately 109.9 million common shares for an aggregate purchase price of $2.79 billion. During the 2013 third quarter and nine months ended September 30, 2013, ACGL repurchased 26,300 and 1.3 million common shares, respectively, for an aggregate purchase price of $1.3 million and $57.8 million, respectively. No share repurchases were made in the comparable 2012 periods. At September 30, 2013, $712.1 million of share repurchases were available under the program. The timing and amount of the repurchase transactions under this program will depend on a variety of factors, including market conditions and corporate and regulatory considerations.

Loss on Repurchase of Preferred Shares

The Company issued $325.0 million of 6.75% Series C preferred shares in April 2012 and subsequently redeemed all of its $200.0 million of 8.0% Series A preferred shares and $125.0 million of 7.875% Series B preferred shares at a redemption price equal to $25.00 per share in May 2012. In accordance with GAAP, upon issuance of the Series A and B preferred shares in 2006, costs of $10.6 million were recognized as a reduction of additional paid-in capital in shareholders' equity. Following the redemption of such shares, such issue costs were recorded as a “loss on repurchase of preferred shares” to remove the costs from additional paid-in capital in the second quarter of 2012, as revised and as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (see Note 16 and Note 21).

3.                   Recent Accounting Pronouncements

Effective January 1, 2013, the Company adopted Financial Accounting Standards Board ("FASB") guidance requiring additional disclosures about reclassification adjustments from accumulated other comprehensive income. As this guidance is disclosure-related only, the adoption of this guidance did not impact the Company’s results of operations, financial condition or liquidity. The additional disclosures are provided in Note 11, "Other Comprehensive Income."

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Effective January 1, 2013, the Company adopted FASB guidance requiring additional disclosures about financial instruments and derivative instruments that are either: (1) offset for balance sheet presentation purposes or (2) subject to an enforceable master netting arrangement or similar arrangement, regardless of whether they are offset for balance sheet presentation purposes. The disclosure requirements of this guidance are limited to derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing/lending transactions. As this guidance is disclosure-related only and did not amend existing balance sheet offsetting guidance, adoption did not impact the Company’s results of operations, financial condition or liquidity. The additional disclosures are provided in Note 7, "Investment Information," and Note 9, "Derivative Instruments."

4.                   Commitments and Contingencies

Letter of Credit and Revolving Credit Facilities

As of September 30, 2013, the Company had a $300 million unsecured revolving loan and letter of credit facility and a $500 million secured letter of credit facility (the “Credit Agreement”). The Credit Agreement expires on August 18, 2014. In addition, the Company had access to secured letter of credit facilities of approximately $113.8 million as of September 30, 2013, which are available on a limited basis and for limited purposes (together with the secured portion of the Credit Agreement and these letter of credit facilities, the “LOC Facilities”). At September 30, 2013, the Company had $408.4 million in outstanding letters of credit under the LOC Facilities, which were secured by investments with a fair value of $480.4 million, and had $100.0 million of borrowings outstanding under the Credit Agreement. The Company was in compliance with all covenants contained in the LOC Facilities at September 30, 2013.

Investment Commitments

The Company’s investment commitments, which are primarily related to agreements entered into by the Company to invest in funds and separately managed accounts when called upon, were approximately $815.3 million at September 30, 2013.

Acquisition of CMG Mortgage Insurance Company and Mortgage Insurance Operating Platform of PMI

In February 2013, certain of the Company's U.S.-based subsidiaries (collectively “Arch U.S. MI”) entered into a definitive agreement to acquire (1) CMG Mortgage Insurance Company (“CMG MI”) from its current owners, PMI Mortgage Insurance Co. in rehabilitation (“PMI”), which has been under the receivership of the Arizona Department of Insurance since 2011, and CMFG Life Insurance Company, and (2) PMI's mortgage insurance operating platform and certain related assets from PMI. In connection with the closing of the transactions, PMI and an affiliate of the Company's U.S.-based subsidiaries will enter into a quota share reinsurance agreement pursuant to which such affiliate, as the reinsurer, will agree to provide 100% quota share indemnity reinsurance to PMI for all certificates of insurance that were issued by PMI between and including January 1, 2009 and December 31, 2011 that are not in default as of an agreed upon effective date. At closing, it is currently estimated that the Company's U.S.-based subsidiaries will pay aggregate consideration of approximately $300 million under all transaction documents. Additional amounts may be paid based on the actual results of CMG MI's pre-closing portfolio over an agreed upon period. In addition, the Company will enter into a services agreement with PMI to provide for necessary services to administer the run-off of PMI's legacy business at the direction of PMI.

On June 20, 2013, the Arizona receivership court provided the required approval of the acquisition. The transaction is also subject to approvals of the applicable regulators and approvals by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation of Arch U.S. MI as an eligible insurance carrier in the U.S. mortgage insurance marketplace, as well as the satisfaction of customary closing conditions. In connection with obtaining such consents of regulatory authorities and government-sponsored entities, it is anticipated that Arch U.S. MI or its affiliates will be required to make certain financial commitments to CMG MI, the form and amount of which will be determined based upon discussions with such authorities and entities. Arch U.S. MI's obligation to the sellers to accept financial requirements imposed by regulatory authorities and government-sponsored entities will be determined on the basis of, among other things, the appropriateness of such requirements in light of Arch U.S. MI's business plan and the consistency of such requirements with those imposed on other active participants in the U.S. mortgage insurance industry, as described in the purchase agreements. If these approvals are obtained, it is expected the transaction will close during the 2013 fourth quarter or early 2014.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5.                   Earnings Per Common Share

The following table sets forth the computation of basic and diluted earnings per common share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Numerator:
Net income	$114,825	$189,656	$548,241	$574,180
Preferred dividends	(5,484)	(5,484)	(16,453)	(19,594)
Loss on repurchase of preferred shares	—	—	—	(10,612)
Net income available to common shareholders	$109,341	$184,172	$531,788	$543,974

Denominator:
Weighted average common shares outstanding — basic	131,495,296	135,067,360	131,262,309	134,519,046
Effect of dilutive common share equivalents:
Nonvested restricted shares	1,124,644	723,538	1,094,327	847,959
Stock options (1)	3,414,473	2,906,036	3,324,193	2,868,990
Weighted average common shares and common share equivalents outstanding — diluted	136,034,413	138,696,934	135,680,829	138,235,995

Earnings per common share:
Basic	$0.83	$1.36	$4.05	$4.04
Diluted	$0.80	$1.33	$3.92	$3.93
_________________________________________________

(1)
Certain stock options were not included in the computation of diluted earnings per share where the exercise price of the stock options exceeded the average market price and would have been anti-dilutive or where, when applying the treasury stock method to in-the-money options, the sum of the proceeds, including unrecognized compensation, exceeded the average market price and would have been anti-dilutive. For the 2013 third quarter and 2012 third quarter, the number of stock options excluded were 387,249 and 621,556, respectively. For the nine months ended September 30, 2013 and 2012, the number of stock options excluded were 1,735,995 and 860,088, respectively.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6.                   Segment Information

The following tables summarize the Company’s underwriting income or loss by segment, together with a reconciliation of underwriting income or loss to net income available to common shareholders:

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2012
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross premiums written (1)	$682,839	$355,091	$1,036,987	$658,599	$279,751	$936,764
Net premiums written	501,971	337,164	839,135	483,356	271,893	755,249

Net premiums earned	$479,129	$315,871	$795,000	$456,341	$292,350	$748,691
Fee income	545	(19)	526	645	432	1,077
Losses and loss adjustment expenses	(305,921)	(121,124)	(427,045)	(307,155)	(136,716)	(443,871)
Acquisition expenses, net	(82,799)	(64,514)	(147,313)	(73,663)	(54,402)	(128,065)
Other operating expenses	(75,734)	(34,442)	(110,176)	(75,379)	(29,001)	(104,380)
Underwriting income	$15,220	$95,772	110,992	$789	$72,663	73,452

Net investment income			66,083			73,221
Net realized gains (losses)			(6,022)			60,391
Net impairment losses recognized in earnings			(728)			(2,379)
Equity in net income of investment funds accounted for using the equity method			5,665			24,330
Other income (loss)			624			(532)
Other expenses			(7,894)			(9,049)
Interest expense			(5,937)			(7,378)
Net foreign exchange losses			(40,562)			(16,959)
Income before income taxes			122,221			195,097
Income tax expense			(7,396)			(5,441)

Net income			114,825			189,656
Preferred dividends			(5,484)			(5,484)
Net income available to common shareholders			$109,341			$184,172

Underwriting Ratios
Loss ratio	63.8%	38.3%	53.7%	67.3%	46.8%	59.3%
Acquisition expense ratio (2)	17.2%	20.4%	18.5%	16.0%	18.6%	17.0%
Other operating expense ratio	15.8%	10.9%	13.8%	16.5%	9.9%	13.9%
Combined ratio	96.8%	69.6%	86.0%	99.8%	75.3%	90.2%
_________________________________________________
(1)     Certain amounts included in the gross premiums written of each segment are related to intersegment transactions. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.
(2)     The acquisition expense ratio is adjusted to include policy-related fee income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross premiums written (1)	$2,075,560	$1,168,938	$3,241,424	$2,022,802	$1,036,708	$3,055,233
Net premiums written	1,508,089	1,094,357	2,602,446	1,438,620	1,000,473	2,439,093

Net premiums earned	$1,382,750	$923,836	$2,306,586	$1,344,675	$810,984	$2,155,659
Fee income	1,599	367	1,966	1,803	623	2,426
Losses and loss adjustment expenses	(880,580)	(364,521)	(1,245,101)	(900,735)	(338,036)	(1,238,771)
Acquisition expenses, net	(227,806)	(178,776)	(406,582)	(223,591)	(151,725)	(375,316)
Other operating expenses	(232,216)	(101,234)	(333,450)	(225,366)	(84,264)	(309,630)
Underwriting income (loss)	$43,747	$279,672	323,419	$(3,214)	$237,582	234,368

Net investment income			200,124			221,126
Net realized gains			64,970			139,379
Net impairment losses recognized in earnings			(3,698)			(5,353)
Equity in net income of investment funds accounted for using the equity method			30,429			56,943
Other income (loss)			2,702			(7,905)
Other expenses			(32,211)			(27,972)
Interest expense			(17,687)			(22,338)
Net foreign exchange losses			(2,487)			(5,958)
Income before income taxes			565,561			582,290
Income tax expense			(17,320)			(8,110)

Net income			548,241			574,180
Preferred dividends			(16,453)			(19,594)
Loss on repurchase of preferred shares			—			(10,612)
Net income available to common shareholders			$531,788			$543,974

Underwriting Ratios
Loss ratio	63.7%	39.5%	54.0%	67.0%	41.7%	57.5%
Acquisition expense ratio (2)	16.4%	19.4%	17.5%	16.5%	18.7%	17.3%
Other operating expense ratio	16.8%	11.0%	14.5%	16.8%	10.4%	14.4%
Combined ratio	96.9%	69.9%	86.0%	100.3%	70.8%	89.2%
_________________________________________________
(1)     Certain amounts included in the gross premiums written of each segment are related to intersegment transactions. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.
(2)     The acquisition expense ratio is adjusted to include policy-related fee income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7.                   Investment Information

Available For Sale Investments

The following table summarizes the fair value and cost or amortized cost of the Company’s investments classified as available for sale:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Cost or Amortized Cost	OTTI Unrealized Losses (2)
September 30, 2013
Fixed maturities and fixed maturities pledged under securities lending agreements (1):
Corporate bonds	$2,428,219	$37,646	$(46,263)	$2,436,836	$(21)
Mortgage backed securities	1,499,403	17,831	(36,567)	1,518,139	(9,335)
Municipal bonds	1,531,324	36,907	(9,079)	1,503,496	(17)
Commercial mortgage backed securities	783,718	13,690	(11,322)	781,350	(199)
U.S. government and government agencies	1,121,898	11,336	(4,299)	1,114,861	(19)
Non-U.S. government securities	1,172,057	16,401	(15,789)	1,171,445	—
Asset backed securities	1,199,241	19,442	(12,221)	1,192,020	(3,494)
Total	9,735,860	153,253	(135,540)	9,718,147	(13,085)

Equity securities	452,195	41,295	(7,419)	418,319	—
Other investments	528,938	26,860	(25,357)	527,435	—
Short-term investments	994,221	1,172	(449)	993,498	—
Total	$11,711,214	$222,580	$(168,765)	$11,657,399	$(13,085)

December 31, 2012
Fixed maturities and fixed maturities pledged under securities lending agreements (1):
Corporate bonds	$2,857,513	$105,798	$(6,710)	$2,758,425	$(62)
Mortgage backed securities	1,532,736	24,809	(7,484)	1,515,411	(9,329)
Municipal bonds	1,463,586	62,322	(1,421)	1,402,685	(17)
Commercial mortgage backed securities	824,165	37,514	(4,468)	791,119	(270)
U.S. government and government agencies	1,131,688	20,178	(1,095)	1,112,605	(19)
Non-U.S. government securities	998,901	33,701	(8,860)	974,060	—
Asset backed securities	1,073,999	25,528	(5,838)	1,054,309	(3,346)
Total	9,882,588	309,850	(35,876)	9,608,614	(13,043)

Equity securities	312,749	26,625	(12,290)	298,414	—
Other investments	549,280	32,582	(3,257)	519,955	—
Short-term investments	730,369	3,521	(1,248)	728,096	—
Total	$11,474,986	$372,578	$(52,671)	$11,155,079	$(13,043)
_________________________________________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged. See “—Securities Lending Agreements.”

(2)
Represents the total other-than-temporary impairments (“OTTI”) recognized in accumulated other comprehensive income (“AOCI”). It does not include the change in fair value subsequent to the impairment measurement date. At September 30, 2013, the net unrealized gain related to securities for which a non-credit OTTI was recognized in AOCI was $5.1 million, compared to a net unrealized gain of $2.0 million at December 31, 2012.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table summarizes, for all available for sale securities in an unrealized loss position, the fair value and gross unrealized loss by length of time the security has been in a continual unrealized loss position:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
September 30, 2013
Fixed maturities and fixed maturities pledged under securities lending agreements (1):
Corporate bonds	$1,351,619	$(44,843)	$18,507	$(1,420)	$1,370,126	$(46,263)
Mortgage backed securities	750,898	(32,059)	51,227	(4,508)	802,125	(36,567)
Municipal bonds	444,603	(8,886)	3,817	(193)	448,420	(9,079)
Commercial mortgage backed securities	381,215	(11,157)	1,660	(165)	382,875	(11,322)
U.S. government and government agencies	266,379	(4,299)	—	—	266,379	(4,299)
Non-U.S. government securities	615,731	(13,890)	10,138	(1,899)	625,869	(15,789)
Asset backed securities	588,492	(9,962)	38,279	(2,259)	626,771	(12,221)
Total	4,398,937	(125,096)	123,628	(10,444)	4,522,565	(135,540)
Equity securities	151,580	(7,419)	—	—	151,580	(7,419)
Other investments	183,501	(20,934)	46,988	(4,423)	230,489	(25,357)
Short-term investments	9,500	(449)	—	—	9,500	(449)
Total	$4,743,518	$(153,898)	$170,616	$(14,867)	$4,914,134	$(168,765)

December 31, 2012
Fixed maturities and fixed maturities pledged under securities lending agreements (1):
Corporate bonds	$490,784	$(3,692)	$52,334	$(3,018)	$543,118	$(6,710)
Mortgage backed securities	537,883	(4,290)	60,574	(3,194)	598,457	(7,484)
Municipal bonds	147,766	(1,120)	7,052	(301)	154,818	(1,421)
Commercial mortgage backed securities	36,649	(2,261)	8,878	(2,207)	45,527	(4,468)
U.S. government and government agencies	146,526	(1,095)	—	—	146,526	(1,095)
Non-U.S. government securities	244,827	(1,070)	135,564	(7,790)	380,391	(8,860)
Asset backed securities	234,584	(1,508)	57,371	(4,330)	291,955	(5,838)
Total	1,839,019	(15,036)	321,773	(20,840)	2,160,792	(35,876)
Equity securities	130,385	(10,200)	16,469	(2,090)	146,854	(12,290)
Other investments	23,849	(2,474)	35,083	(783)	58,932	(3,257)
Short-term investments	57,415	(1,248)	—	—	57,415	(1,248)
Total	$2,050,668	$(28,958)	$373,325	$(23,713)	$2,423,993	$(52,671)
_________________________________________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged. See “—Securities Lending Agreements.”

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

At September 30, 2013, on a lot level basis, approximately 1,840 security lots out of a total of approximately 4,560 security lots were in an unrealized loss position and the largest single unrealized loss from a single lot in the Company’s fixed maturity portfolio was $3.0 million. At December 31, 2012, on a lot level basis, approximately 910 security lots out of a total of approximately 4,580 security lots were in an unrealized loss position and the largest single unrealized loss from a single lot in the Company’s fixed maturity portfolio was $2.5 million.

The contractual maturities of the Company’s fixed maturities and fixed maturities pledged under securities lending agreements are shown in the following table. Expected maturities, which are management’s best estimates, will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30, 2013		December 31, 2012
Maturity	Fair Value	Amortized Cost	Fair Value	Amortized Cost
Due in one year or less	$247,663	$243,987	$446,402	$436,376
Due after one year through five years	3,743,302	3,703,446	3,876,062	3,769,426
Due after five years through 10 years	2,009,579	2,023,258	1,949,297	1,869,698
Due after 10 years	252,954	255,947	179,927	172,275
	6,253,498	6,226,638	6,451,688	6,247,775
Mortgage backed securities	1,499,403	1,518,139	1,532,736	1,515,411
Commercial mortgage backed securities	783,718	781,350	824,165	791,119
Asset backed securities	1,199,241	1,192,020	1,073,999	1,054,309
Total	$9,735,860	$9,718,147	$9,882,588	$9,608,614

Securities Lending Agreements

The Company operates a securities lending program under which certain of its fixed income portfolio securities are loaned to third parties, primarily major brokerage firms, for short periods of time through a lending agent. The fair value and amortized cost of fixed maturities and short-term investments pledged under securities lending agreements were $48.4 million and $47.3 million, respectively, at September 30, 2013, compared to $50.8 million and $49.6 million, respectively, at December 31, 2012. The fair value of the portfolio of collateral backing the Company's securities lending program was $42.1 million at September 30, 2013, compared to $42.5 million at December 31, 2012. Such amounts included approximately $6.4 million of sub-prime securities at September 30, 2013, compared to $5.4 million at December 31, 2012. The Company maintains legal control over the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the securities. An indemnification agreement with the lending agent protects the Company in the event a borrower becomes insolvent or fails to return any of the securities on loan to the Company.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Other Investments

The following table summarizes the Company's other investments, including available for sale and fair value option components:

	September 30, 2013	December 31, 2012
Available for sale:
Asian and emerging markets	$357,069	$316,860
Investment grade fixed income	164,768	220,410
Other	7,101	12,010
Total available for sale	528,938	549,280
Fair value option:
Term loan investments (par value: $487,083 and $307,016)	496,477	308,596
Asian and emerging markets	19,705	24,035
Investment grade fixed income	75,328	67,624
Non-investment grade fixed income	9,408	11,093
Other (1)	171,655	116,623
Total fair value option	772,573	527,971
Total	$1,301,511	$1,077,251
_________________________________________________

(1)	Includes fund investments with strategies in mortgage servicing rights, transportation and infrastructure assets and other.

Certain of the Company's other investments are in investment funds for which the Company has the option to redeem at agreed upon values as described in each investment fund's subscription agreement. Depending on the terms of the various subscription agreements, investments in investment funds may be redeemed daily, monthly, quarterly or on other terms. Two common redemption restrictions which may impact the Company's ability to redeem these investment funds are gates and lockups. A gate is a suspension of redemptions which may be implemented by the general partner or investment manager of the fund in order to defer, in whole or in part, the redemption request in the event the aggregate amount of redemption requests exceeds a predetermined percentage of the investment fund's net assets which may otherwise hinder the general partner or investment manager's ability to liquidate holdings in an orderly fashion in order to generate the cash necessary to fund extraordinarily large redemption payouts. A lockup period is the initial amount of time an investor is contractually required to hold the security before having the ability to redeem. If the investment funds are eligible to be redeemed, the time to redeem such fund can take weeks or months following the notification.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Fair Value Option

The Company elected to carry certain fixed maturity securities, equity securities and other investments (primarily term loans) at fair value under the fair value option afforded by accounting guidance regarding the fair value option for financial assets and liabilities. Changes in fair value of investments accounted for using the fair value option are included in net realized gains or losses while interest income, dividends received and distributions from fund investments which are not a return of capital are reflected in net investment income, where practicable. The primary reasons for electing the fair value option were to reflect economic events in earnings on a timely basis and to address practicality and cost-benefit considerations.

The following table summarizes the Company’s assets and liabilities which are accounted for using the fair value option:

	September 30, 2013	December 31, 2012
Fixed maturities	$367,152	$363,541
Other investments	772,573	527,971
Equity securities	—	25,954
Investments accounted for using the fair value option	1,139,725	917,466
Securities sold but not yet purchased (1)	—	(6,924)
Net assets accounted for using the fair value option	$1,139,725	$910,542
_________________________________________________

(1)	Represents the Company’s obligation to deliver equity securities that it did not own at the time of sale. Such amounts are included in “other liabilities” on the Company’s consolidated balance sheets.

Net Investment Income

The components of net investment income were derived from the following sources:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Fixed maturities	$62,447	$68,202	$186,457	$211,942
Term loan investments (1)	5,296	4,876	15,539	10,732
Equity securities	2,241	2,009	6,828	6,098
Short-term investments	417	485	1,173	1,617
Other (2)	3,753	3,795	14,786	9,968
Gross investment income	74,154	79,367	224,783	240,357
Investment expenses	(8,071)	(6,146)	(24,659)	(19,231)
Net investment income	$66,083	$73,221	$200,124	$221,126
_________________________________________________

(1)	Included in “investments accounted for using the fair value option” on the Company’s consolidated balance sheets.

(2)	Amounts include dividends on investment funds and other items.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Net Realized Gains (Losses)

Net realized gains (losses) were as follows, excluding other-than-temporary impairment provisions:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Available for sale securities:
Gross gains on investment sales	$47,433	$70,510	$183,306	$186,458
Gross losses on investment sales	(69,256)	(20,672)	(149,095)	(59,365)
Change in fair value of assets and liabilities accounted for using the fair value option:
Fixed maturities	5,599	5,322	3,955	8,729
Equity securities	—	1,466	704	1,264
Other investments	8,221	3,810	8,670	5,819
TALF investments	—	(21)	—	(71)
TALF borrowings	—	(209)	—	686
Derivative instruments (1)	1,574	297	16,842	(4,095)
Other	407	(112)	588	(46)
Net realized gains (losses)	$(6,022)	$60,391	$64,970	$139,379
_________________________________________________

(1)	See Note 9 for information on the Company’s derivative instruments.

Other-Than-Temporary Impairments

The Company performs quarterly reviews of its available for sale investments in order to determine whether declines in fair value below the amortized cost basis were considered other-than-temporary in accordance with applicable guidance. The following table details the net impairment losses recognized in earnings by asset class:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Fixed maturities:
Mortgage backed securities	$(280)	$(1,511)	$(295)	$(2,403)
Corporate bonds	(88)	(150)	(88)	(1,512)
Non-U.S. government securities	—	—	—	(261)
Commercial mortgage backed securities	—	(211)	—	(211)
Asset backed securities	(20)	—	(40)	(106)
U.S. government and government agencies	—	—	—	(10)
Total	(388)	(1,872)	(423)	(4,503)
Investment of funds received under securities lending agreements	—	—	—	(87)
Equity securities	(340)	(507)	(3,275)	(763)
Net impairment losses recognized in earnings	$(728)	$(2,379)	$(3,698)	$(5,353)

A description of the methodology and significant inputs used to measure the amount of net impairment losses recognized in earnings in the 2013 periods is as follows:

•
Equity securities — the Company utilized information received from asset managers on common stocks, including the business prospects, recent events, industry and market data and other factors. For certain equities which were in an unrealized loss position and where the Company determined that it did not have the intent or ability to hold such securities for a reasonable period of time by which the fair value of the securities would increase and the Company would recover its cost, the cost basis of such securities was adjusted down accordingly;

•
Mortgage backed and asset backed securities — the Company utilized underlying data provided by asset managers, cash flow projections and additional information from credit agencies in order to determine an

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

expected recovery value for each security. The analysis includes expected cash flow projections under base case and stress case scenarios which modify the expected default expectations, loss severities and prepayment assumptions. The significant inputs in the models include the expected default rates, delinquency rates and foreclosure costs. The expected recovery values were reduced on a small number of securities, primarily as a result of increases in expected default expectations and foreclosure costs. The amortized cost basis of the securities were adjusted down, if required, to the expected recovery value calculated in the OTTI review process;

•
Corporate bonds — the Company reviewed the business prospects, credit ratings, estimated loss given default factors, foreign currency impacts and information received from asset managers and rating agencies for certain corporate bonds. The amortized cost basis of the corporate bonds were adjusted down, if required, to the expected recovery value calculated in the OTTI review process.

The Company believes that the $13.1 million of OTTI included in accumulated other comprehensive income at September 30, 2013 on the securities which were considered by the Company to be impaired was due to market and sector-related factors (i.e., not credit losses). At September 30, 2013, the Company did not intend to sell these securities, or any other securities which were in an unrealized loss position, and determined that it is more likely than not that the Company will not be required to sell such securities before recovery of their cost basis.

The following table provides a roll forward of the amount related to credit losses recognized in earnings for which a portion of an OTTI was recognized in accumulated other comprehensive income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Balance at start of period	$61,449	$62,526	$62,001	$66,545
Credit loss impairments recognized on securities not previously impaired	369	747	402	2,652
Credit loss impairments recognized on securities previously impaired	19	1,632	21	2,701
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	—	—	—	—
Reductions for securities sold during the period	—	(1,709)	(587)	(8,702)
Balance at end of period	$61,837	$63,196	$61,837	$63,196

Restricted Assets

The Company is required to maintain assets on deposit, which primarily consist of fixed maturities, with various regulatory authorities to support its insurance and reinsurance operations. The Company’s insurance and reinsurance subsidiaries maintain assets in trust accounts as collateral for insurance and reinsurance transactions with affiliated companies and also have investments in segregated portfolios primarily to provide collateral or guarantees for letters of credit to third parties. See Note 4, “Commitments and Contingencies—Letter of Credit and Revolving Credit Facilities,” for further details. The following table details the value of the Company’s restricted assets:

	September 30, 2013	December 31, 2012
Assets used for collateral or guarantees:
Affiliated transactions	$4,146,190	$4,062,097
Third party agreements	784,567	771,631
Deposits with U.S. regulatory authorities	303,634	290,441
Deposits with non-U.S. regulatory authorities	6,765	247,321
Trust funds	75,531	96,342
Total restricted assets	$5,316,687	$5,467,832

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8.                   Fair Value

Accounting guidance regarding fair value measurements addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and provides a common definition of fair value to be used throughout GAAP. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly fashion between market participants at the measurement date. In addition, it establishes a three-level valuation hierarchy for the disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The level in the hierarchy within which a given fair value measurement falls is determined based on the lowest level input that is significant to the measurement (Level 1 being the highest priority and Level 3 being the lowest priority).

The levels in the hierarchy are defined as follows:

Level 1:	Inputs to the valuation methodology are observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2:
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement

Following is a description of the valuation methodologies used for securities measured at fair value, as well as the general classification of such securities pursuant to the valuation hierarchy.

The Company determines the existence of an active market based on its judgment as to whether transactions for the financial instrument occur in such market with sufficient frequency and volume to provide reliable pricing information. The independent pricing sources obtain market quotations and actual transaction prices for securities that have quoted prices in active markets. The Company uses quoted values and other data provided by nationally recognized independent pricing sources as inputs into its process for determining fair values of its fixed maturity investments. To validate the techniques or models used by pricing sources, the Company's review process includes, but is not limited to: (i) quantitative analysis (e.g., comparing the quarterly return for each managed portfolio to its target benchmark, with significant differences identified and investigated); (ii) a review of the average number of prices obtained in the pricing process and the range of resulting fair values; (iii) initial and ongoing evaluation of methodologies used by outside parties to calculate fair value including a review of deep dive reports on selected securities which indicate the use of observable inputs in the pricing process; (iv) comparing the fair value estimates to its knowledge of the current market; (v) a comparison of the pricing services' fair values to other pricing services' fair values for the same investments; and (vi) back-testing, which includes randomly selecting purchased or sold securities and comparing the executed prices to the fair value estimates from the pricing service. For a majority of investments, the Company obtained multiple quotes. A price source hierarchy was maintained in order to determine which price source would be used (i.e., a price obtained from a pricing service with more seniority in the hierarchy will be used over a less senior one in all cases). The hierarchy prioritizes pricing services based on availability and reliability and assigns the highest priority to index providers. Based on the above review, the Company will challenge any prices for a security or portfolio which are considered not to be representative of fair value. The Company did not adjust any of the prices obtained from the pricing services at September 30, 2013.

The independent pricing sources obtain market quotations and actual transaction prices for securities that have quoted prices in active markets. Each source has its own proprietary method for determining the fair value of securities that are not actively traded. In general, these methods involve the use of “matrix pricing” in which the independent pricing source uses observable market inputs including, but not limited to, investment yields, credit risks and spreads, benchmarking of like securities, broker-dealer quotes, reported trades and sector groupings to determine a reasonable fair value. In addition, pricing vendors use model processes, such as an Option Adjusted Spread model, to develop prepayment and interest rate scenarios. The Option Adjusted Spread model is commonly used to estimate fair value for securities such as mortgage backed and asset backed securities. In certain circumstances, when fair values are unavailable from these independent pricing sources, quotes are obtained directly from broker-dealers who are active in the corresponding markets. Such quotes are subject to the validation procedures noted above. Of the $12.85 billion of financial assets and liabilities measured at fair value at September 30, 2013, approximately $874.1 million, or 6.8%, were priced using non-binding broker-dealer quotes. Of the $12.40 billion of financial

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

assets and liabilities measured at fair value at December 31, 2012, approximately $927.9 million, or 7.5%, were priced using non-binding broker-dealer quotes.

The Company reviews its securities measured at fair value and discusses the proper classification of such investments with investment advisors and others. A discussion of the general classification of the Company's financial instruments follows:

Fixed maturities. The Company determined that all U.S. Treasuries would be classified as Level 1 securities due to observed levels of trading activity, the high number of strongly correlated pricing quotes received on U.S. Treasuries and other factors. Where the Company believes that quoted market prices are not available or that the market is not active, fair values are estimated by using quoted prices of securities with similar characteristics, pricing models or matrix pricing and are generally classified as Level 2 securities. The Company determined that Level 2 securities included corporate bonds, mortgage backed securities, municipal bonds, asset backed securities and non-U.S. government securities.

Equity securities. The Company determined that exchange-traded equity securities would be included in Level 1 as their fair values are based on quoted market prices in active markets. Other equity securities are included in Level 2 of the valuation hierarchy.

Other investments. The fair values for certain of the Company's other investments are determined using net asset values (“NAV”) as advised by external fund managers. The NAV is based on the fund manager's valuation of the underlying holdings in accordance with the fund's governing documents. Periodically, the Company performs a number of monitoring procedures in order to assess the quality of the NAVs, including regular review and discussion of each fund's performance, regular evaluation of fund performance against applicable benchmarks and the backtesting of the NAVs against audited and interim financial statements. Other investments with liquidity terms allowing the Company to substantially redeem its holdings in a short time frame at the applicable NAV are reflected in Level 2. Other investments with redemption restrictions that prevent the Company from redeeming in the near term are classified in Level 3 of the valuation hierarchy.

Short-term investments. The Company determined that certain of its short-term investments held in highly liquid money market-type funds would be included in Level 1 as their fair values are based on quoted market prices in active markets. Other short-term investments are classified in Level 2 of the valuation hierarchy.

The Company reviews the classification of its investments each quarter. No transfers were made in the periods presented.

In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged under securities lending agreements. For purposes of the following tables, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged under securities lending agreements, at fair value.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table presents the Company’s financial assets and liabilities measured at fair value by level at September 30, 2013:

		Fair Value Measurement Using:
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets measured at fair value:
Available for sale securities:
Fixed maturities and fixed maturities pledged under securities lending agreements (1):
Corporate bonds	$2,428,219	$—	$2,426,130	$2,089
Mortgage backed securities	1,499,403	—	1,499,403	—
Municipal bonds	1,531,324	—	1,531,324	—
Commercial mortgage backed securities	783,718	—	783,718	—
U.S. government and government agencies	1,121,898	1,121,898	—	—
Non-U.S. government securities	1,172,057	—	1,172,057	—
Asset backed securities	1,199,241	—	1,199,241	—
Total	9,735,860	1,121,898	8,611,873	2,089

Equity securities	452,195	452,020	175	—
Other investments	528,938	—	324,284	204,654
Short-term investments	994,221	978,604	15,617	—

Fair value option:
Investments accounted for using the fair value option:
Corporate bonds	314,109	—	314,109	—
Non-U.S. government bonds	53,043	—	53,043	—
Other investments	772,573	—	413,729	358,844
Equity securities	—	—	—	—
Total	1,139,725	—	780,881	358,844

Total assets measured at fair value	$12,850,939	$2,552,522	$9,732,830	$565,587

Liabilities measured at fair value:
Fair value option:
Securities sold but not yet purchased (2)	$—	$—	$—	$—
Total liabilities measured at fair value	$—	$—	$—	$—
_________________________________________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged.

(2)	Represents the Company’s obligation to deliver securities that it did not own at the time of sale. Such amounts are included in “other liabilities” on the Company’s consolidated balance sheets.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table presents the Company’s financial assets and liabilities measured at fair value by level at December 31, 2012:

		Fair Value Measurement Using:
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets measured at fair value:
Available for sale securities:
Fixed maturities and fixed maturities pledged under securities lending agreements (1):
Corporate bonds	$2,857,513	$—	$2,759,109	$98,404
Mortgage backed securities	1,532,736	—	1,532,736	—
Municipal bonds	1,463,586	—	1,463,586	—
Commercial mortgage backed securities	824,165	—	824,165	—
U.S. government and government agencies	1,131,688	1,131,688	—	—
Non-U.S. government securities	998,901	—	998,901	—
Asset backed securities	1,073,999	—	1,073,999	—
Total	9,882,588	1,131,688	8,652,496	98,404

Equity securities	312,749	312,666	83	—
Other investments	549,280	—	365,078	184,202
Short-term investments	730,369	678,441	51,928	—

Fair value option:
Investments accounted for using the fair value option:
Corporate bonds	275,132	—	275,132	—
Non-U.S. government bonds	88,409	—	88,409	—
Other investments	527,971	—	332,621	195,350
Equity securities	25,954	25,954	—	—
Total	917,466	25,954	696,162	195,350

Total assets measured at fair value	$12,392,452	$2,148,749	$9,765,747	$477,956

Liabilities measured at fair value:
Fair value option:
Securities sold but not yet purchased (2)	$6,924	$6,924	$—	$—
Total liabilities measured at fair value	$6,924	$6,924	$—	$—
_________________________________________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged.

(2)	Represents the Company’s obligation to deliver securities that it did not own at the time of sale. Such amounts are included in “other liabilities” on the Company’s consolidated balance sheets.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following tables present a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs:

	Fair Value Measurements Using: Significant Unobservable Inputs (Level 3)
s	Available-For-Sale		Fair Value Option
	Corporate Bonds	Other Investments	Other Investments	Total
Three Months Ended September 30, 2013
Balance at beginning of period	$2,360	$189,893	$290,189	$482,442
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	—	—	8,731	8,731
Included in other comprehensive income	—	(5,239)	—	(5,239)
Purchases, issuances, sales and settlements
Purchases	—	20,000	63,348	83,348
Issuances	—	—	—	—
Sales	—	—	—	—
Settlements	(271)	—	(3,424)	(3,695)
Transfers in and/or out of Level 3	—	—	—	—
Balance at end of period	$2,089	$204,654	$358,844	$565,587

Three Months Ended September 30, 2012
Balance at beginning of period	$92,036	$6,386	$—	$98,422
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	1,402	1,627	—	3,029
Included in other comprehensive income	1,229	(1,590)	—	(361)
Purchases, issuances, sales and settlements
Purchases	—	—	—	—
Issuances	—	—	—	—
Sales	—	—	—	—
Settlements	(38)	(1,627)	—	(1,665)
Transfers in and/or out of Level 3	—	—	—	—
Balance at end of period	$94,629	$4,796	$—	$99,425
_________________________________________________

(1)	Gains or losses on corporate bonds were included in net realized gains (losses) while gains or losses on other investments were recorded in net realized gains (losses) or net investment income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Fair Value Measurements Using: Significant Unobservable Inputs (Level 3)
s	Available-For-Sale		Fair Value Option
	Corporate Bonds	Other Investments	Other Investments	Total
Nine Months Ended September 30, 2013
Balance at beginning of period	$98,404	$184,202	$195,350	$477,956
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	4,679	4,762	7,029	16,470
Included in other comprehensive income	(3,051)	632	—	(2,419)
Purchases, issuances, sales and settlements
Purchases	—	25,000	223,918	248,918
Issuances	—	—	—	—
Sales	(96,655)	—	—	(96,655)
Settlements	(1,288)	(9,942)	(67,453)	(78,683)
Transfers in and/or out of Level 3	—	—	—	—
Balance at end of period	$2,089	$204,654	$358,844	$565,587

Nine Months Ended September 30, 2012
Balance at beginning of period	$92,091	$5,124	$—	$97,215
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	3,185	1,708	—	4,893
Included in other comprehensive income	(530)	(328)	—	(858)
Purchases, issuances, sales and settlements
Purchases	—	—	—	—
Issuances	—	—	—	—
Sales	—	—	—	—
Settlements	(117)	(1,708)	—	(1,825)
Transfers in and/or out of Level 3	—	—	—	—
Balance at end of period	$94,629	$4,796	$—	$99,425
_________________________________________________

(1)	Gains or losses on corporate bonds were included in net realized gains (losses) while gains or losses on other investments were recorded in net realized gains (losses) or net investment income.

The amount of total gains for the 2013 third quarter included in earnings attributable to the change in unrealized gains or losses relating to assets still held at September 30, 2013 was $8.7 million, while the amount of total gains for the nine months ended September 30, 2013 included in earnings attributable to the change in unrealized gains or losses relating to assets still held at September 30, 2013 was $13.2 million. The amount of total gains for the 2012 third quarter included in earnings attributable to the change in unrealized gains or losses relating to assets still held at September 30, 2012 was $3.0 million, while the amount of total gains for the nine months ended September 30, 2012 was $4.9 million.

Financial Instruments Disclosed, But Not Carried, At Fair Value

The Company uses various financial instruments in the normal course of its business. The carrying values of cash, accrued investment income, receivable for securities sold, certain other assets, payable for securities purchased and certain other liabilities approximated their fair values at September 30, 2013, due to their respective short maturities. As these financial instruments are not actively traded, their respective fair values are classified within Level 2.

At September 30, 2013, the Company’s senior notes were carried at their cost of $300.0 million and had a fair value of $379.4 million. The fair value of the Company's senior notes was obtained from a third party pricing service and are based on observable market inputs. As such, the fair value of the senior notes is classified within Level 2.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

9.                   Derivative Instruments

The Company’s investment strategy allows for the use of derivative securities. The Company’s derivative instruments are recorded on its consolidated balance sheets at fair value. The fair values of those derivatives are based on quoted market prices. All realized and unrealized contract gains and losses are reflected in the Company’s results of operations. The Company utilizes exchange traded U.S. Treasury note, Eurodollar and other futures contracts and commodity futures to manage portfolio duration or replicate investment positions in its portfolios. Certain of the Company’s corporate bonds are managed in a global bond portfolio which incorporates the use of foreign currency forward contracts which are intended to provide an economic hedge against foreign currency movements on the portfolio’s non-U.S. Dollar denominated holdings. The Company routinely utilizes other foreign currency forward contracts, currency options, index futures contracts and other derivatives as part of its total return objective.

In addition, the Company purchases to-be-announced mortgage backed securities (“TBAs”) as part of its investment strategy. TBAs represent commitments to purchase a future issuance of agency mortgage backed securities. For the period between purchase of a TBA and issuance of the underlying security, the Company’s position is accounted for as a derivative. The Company purchases TBAs in both long and short positions to enhance investment performance and as part of its overall investment strategy. The Company did not hold any derivatives which were designated as hedging instruments at September 30, 2013 or December 31, 2012.

The following table summarizes information on the fair values and notional values of the Company’s derivative instruments. The fair value of TBAs is included in “fixed maturities available for sale, at fair value” while the fair value of all other derivatives is included in “other investments available for sale, at fair value” in the consolidated balance sheets.

	Asset Derivatives	Liability Derivatives	Net Derivatives
	Fair Value	Fair Value	Fair Value	Notional Value
September 30, 2013
Futures contracts	$82	$(207)	$(125)	$412,884
Foreign currency forward contracts	6,183	(4,912)	1,271	566,070
TBAs	381,739	(192,563)	189,176	551,990
Other	1,384	(1,203)	181	409,996
Total	$389,388	$(198,885)	$190,503

December 31, 2012
Futures contracts	$52	$(52)	$—	$340,400
Foreign currency forward contracts	2,809	(2,678)	131	396,468
TBAs	23,599	(4,346)	19,253	26,000
Other	448	(676)	(228)	50,341
Total	$26,908	$(7,752)	$19,156

The Company's derivative instruments are generally traded under master netting agreements, which establish terms that apply to all derivative transactions with a counterparty. In the event of a bankruptcy or other stipulated event of default, such agreements provide that the non-defaulting party may elect to terminate all outstanding derivative transactions, in which case all individual derivative positions (loss or gain) with a counterparty are closed out and netted and replaced with a single amount, usually referred to as the termination amount, which is expressed in a single currency. The resulting single net amount, where positive, is payable to the party "in-the-money" regardless of whether or not it is the defaulting party, unless the parties have agreed that only the non-defaulting party is entitled to receive a termination payment where the net amount is positive and is in its favor. Effectively, contractual close-out netting reduces derivatives credit exposure from gross to net exposure. At September 30, 2013, asset derivatives and liability derivatives of $251.2 million and $81.4 million, respectively, were subject to a master netting agreement, compared to $26.9 million and $7.8 million, respectively, at December 31, 2012. The remaining derivatives included in the table above were not subject to a master netting agreement.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table summarizes net realized gains (losses) recorded on the Company’s derivative instruments in the consolidated statements of income:

	Three Months Ended		Nine Months Ended
Derivatives not designated as	September 30,		September 30,
hedging instruments	2013	2012	2013	2012
Futures contracts	$(2,804)	$(245)	$6,990	$(4,588)
Foreign currency forward contracts	1,344	737	8,224	(206)
TBAs	2,511	1,140	(699)	2,882
Other	523	(1,335)	2,327	(2,183)
Total	$1,574	$297	$16,842	$(4,095)

10.            Income Taxes

ACGL is incorporated under the laws of Bermuda and, under current Bermuda law, is not obligated to pay any taxes in Bermuda based upon income or capital gains. The Company has received a written undertaking from the Minister of Finance in Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits, income, gain or appreciation on any capital asset, or any tax in the nature of estate duty or inheritance tax, such tax will not be applicable to ACGL or any of its operations until March 31, 2035. This undertaking does not, however, prevent the imposition of taxes on any person ordinarily resident in Bermuda or any company in respect of its ownership of real property or leasehold interests in Bermuda.

ACGL and its non-U.S. subsidiaries will be subject to U.S. federal income tax only to the extent that they derive U.S. source income that is subject to U.S. withholding tax or income that is effectively connected with the conduct of a trade or business within the U.S. and is not exempt from U.S. tax under an applicable income tax treaty with the U.S. ACGL and its non-U.S. subsidiaries will be subject to a withholding tax on dividends from U.S. investments and interest from certain U.S. payors (subject to reduction by any applicable income tax treaty). ACGL and its non-U.S. subsidiaries intend to conduct their operations in a manner that will not cause them to be treated as engaged in a trade or business in the United States and, therefore, will not be required to pay U.S. federal income taxes (other than U.S. excise taxes on insurance and reinsurance premium and withholding taxes on dividends and certain other U.S. source investment income). However, because there is uncertainty as to the activities which constitute being engaged in a trade or business within the United States, there can be no assurances that the U.S. Internal Revenue Service will not contend successfully that ACGL or its non-U.S. subsidiaries are engaged in a trade or business in the United States. If ACGL or any of its non-U.S. subsidiaries were subject to U.S. income tax, ACGL’s shareholders’ equity and earnings could be materially adversely affected. ACGL has subsidiaries and branches that operate in various jurisdictions around the world that are subject to tax in the jurisdictions in which they operate. The significant jurisdictions in which ACGL’s subsidiaries and branches are subject to tax are the United States, United Kingdom, Ireland, Canada, Switzerland and Denmark.

The Company’s income tax provision on income before income taxes resulted in an expense of 3.1% for the nine months ended September 30, 2013, compared to an expense of 1.4% for the 2012 period. The Company’s effective tax rate, which is based upon the expected annual effective tax rate, may fluctuate from period to period based on the relative mix of income or loss reported by jurisdiction and the varying tax rates in each jurisdiction. The Company had a net deferred tax asset of $143.8 million at September 30, 2013, compared to $98.6 million at December 31, 2012. In addition, the Company paid $7.6 million in income taxes for the nine months ended September 30, 2013, while the Company paid $4.1 million for the 2012 period.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. The Company incurs federal excise taxes on certain of its reinsurance transactions, including amounts ceded through intercompany transactions. The Company incurred $6.8 million of federal excise taxes for the nine months ended September 30, 2013, compared to $6.2 million for the 2012 period. Such amounts are reflected as acquisition expenses in the Company’s consolidated statements of income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

11.            Other Comprehensive Income (Loss)

The following table presents the changes in each component of accumulated other comprehensive income ("AOCI"), net of tax:

	Unrealized Gains on Available-For-Sale Securities	Foreign Currency Translation Adjustments	Total
Three Months Ended September 30, 2013
Beginning balance	$(12,753)	$(36,569)	$(49,322)
Other comprehensive income before reclassifications	41,053	29,523	70,576
Amounts reclassified from accumulated other comprehensive income	20,701	—	20,701
Net current period other comprehensive income	61,754	29,523	91,277
Ending balance	$49,001	$(7,046)	$41,955

Nine Months Ended September 30, 2013
Beginning balance	$289,957	$(2,940)	$287,017
Other comprehensive income before reclassifications	(209,040)	(4,106)	(213,146)
Amounts reclassified from accumulated other comprehensive income	(31,916)	—	(31,916)
Net current period other comprehensive income (loss)	(240,956)	(4,106)	$(245,062)
Ending balance	$49,001	$(7,046)	$41,955

The following table presents details about amounts reclassified from accumulated other comprehensive income:

		Amounts Reclassed from AOCI
Details About AOCI Components	Consolidated Statement of Income Line Item That Includes Reclassification	Three Months Ended	Nine Months Ended
		September 30, 2013	September 30, 2013

Unrealized Gains on Available-For-Sale Securities
	Net realized gains (losses)	$(21,825)	$37,176
	Net impairment losses included in earnings	(901)	(3,873)
	Total before tax	(22,726)	33,303
	Income tax benefit (expense)	2,025	(1,387)
	Net of tax	$(20,701)	$31,916

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table presents the tax effects allocated to each component of other comprehensive income (loss):

	Before Tax Amount	Tax Expense (Benefit)	Net of Tax Amount
Three Months Ended September 30, 2013
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains (losses) arising during period	$41,122	$(104)	$41,226
Portion of other-than-temporary impairment losses recognized in other comprehensive income (loss)	(173)	—	(173)
Less reclassification of net realized gains included in net income	(22,726)	(2,025)	(20,701)
Foreign currency translation adjustments	29,523	—	29,523
Other comprehensive income (loss)	$93,198	$1,921	$91,277

Three Months Ended September 30, 2012
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains (losses) arising during period	$170,287	$5,554	$164,733
Portion of other-than-temporary impairment losses recognized in other comprehensive income (loss)	(265)	—	(265)
Less reclassification of net realized gains included in net income	48,898	1,487	47,411
Foreign currency translation adjustments	16,420	2,442	13,978
Other comprehensive income (loss)	$137,544	$6,509	$131,035

Nine Months Ended September 30, 2013
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains (losses) arising during period	$(229,921)	$(21,056)	$(208,865)
Portion of other-than-temporary impairment losses recognized in other comprehensive income (loss)	(175)	—	(175)
Less reclassification of net realized gains included in net income	33,303	1,387	31,916
Foreign currency translation adjustments	(4,104)	2	(4,106)
Other comprehensive income (loss)	$(267,503)	$(22,441)	$(245,062)

Nine Months Ended September 30, 2012
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains (losses) arising during period	$272,487	$(5,169)	$277,656
Portion of other-than-temporary impairment losses recognized in other comprehensive income (loss)	(776)	—	(776)
Less reclassification of net realized gains included in net income	125,041	6,327	118,714
Foreign currency translation adjustments	13,590	1,547	12,043
Other comprehensive income (loss)	$160,260	$(9,949)	$170,209

12.            Legal Proceedings

The Company, in common with the insurance industry in general, is subject to litigation and arbitration in the normal course of its business. As of September 30, 2013, the Company was not a party to any litigation or arbitration which is expected by management to have a material adverse effect on the Company’s results of operations and financial condition and liquidity.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

13.            Guarantor Financial Information

The following tables present condensed consolidating balance sheets at September 30, 2013 and December 31, 2012, condensed consolidating statements of income and comprehensive income for the three month and nine month periods ended September 30, 2013 and 2012 and condensed consolidating statements of cash flows for the nine months ended September 30, 2013 and 2012 for ACGL, Arch Capital Group (U.S.) Inc. ("Arch-U.S."), a 100% owned subsidiary of ACGL, and ACGL's other subsidiaries. Such information is being presented in connection with the offering by Arch-U.S. of senior notes which, upon issuance, will be fully and unconditionally guaranteed by the Company.

	September 30, 2013
Condensed Consolidating Balance Sheet	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Assets
Total investments	$539	$5,803	$13,065,015	$—	$13,071,357
Cash	1,370	1,355	433,416	—	436,141
Investments in subsidiaries	5,852,152	1,186,828	—	(7,038,980)	—
Due from subsidiaries and affiliates	277	—	392,569	(392,846)	—
Premiums receivable	—	—	1,132,817	(282,431)	850,386
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	—	—	5,662,565	(3,866,677)	1,795,888
Contractholder receivables	—	—	1,028,772	—	1,028,772
Prepaid reinsurance premiums	—	—	1,138,837	(807,857)	330,980
Deferred acquisition costs, net	—	—	338,671	—	338,671
Other assets	5,830	53,534	972,983	46,281	1,078,628
Total Assets	$5,860,168	$1,247,520	$24,165,645	$(12,342,510)	$18,930,823

Liabilities
Reserve for losses and loss adjustment expenses	$—	$—	$12,670,760	$(3,851,341)	$8,819,419
Unearned premiums	—	—	2,791,265	(807,857)	1,983,408
Reinsurance balances payable	—	—	638,659	(447,938)	190,721
Contractholder payables	—	—	1,028,772	—	1,028,772
Senior notes	300,000	—	—	—	300,000
Revolving credit agreement borrowings	100,000	—	—	—	100,000
Due to subsidiaries and affiliates	49	11,588	381,209	(392,846)	—
Other liabilities	16,834	34,499	817,433	196,452	1,065,218
Total Liabilities	416,883	46,087	18,328,098	(5,303,530)	13,487,538

Shareholders' Equity
Total Shareholders' Equity	5,443,285	1,201,433	5,837,547	(7,038,980)	5,443,285

Total Liabilities and Shareholders' Equity	$5,860,168	$1,247,520	$24,165,645	$(12,342,510)	$18,930,823

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	December 31, 2012
Condensed Consolidating Balance Sheet	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Assets
Total investments	$8,328	$8,798	$12,674,114	$—	$12,691,240
Cash	6,417	612	364,012	—	371,041
Investments in subsidiaries	5,560,655	1,155,839	—	(6,716,494)	—
Due from subsidiaries and affiliates	254	—	352,063	(352,317)	—
Premiums receivable	—	—	877,210	(188,337)	688,873
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	—	—	5,849,750	(3,979,713)	1,870,037
Contractholder receivables	—	—	865,728	—	865,728
Prepaid reinsurance premiums	—	—	914,367	(615,883)	298,484
Deferred acquisition costs, net	—	—	262,822	—	262,822
Other assets	6,430	48,571	662,186	51,350	768,537
Total Assets	$5,582,084	$1,213,820	$22,822,252	$(11,801,394)	$17,816,762

Liabilities
Reserve for losses and loss adjustment expenses	$—	$—	$12,857,514	$(3,924,222)	$8,933,292
Unearned premiums	—	—	2,263,861	(615,883)	1,647,978
Reinsurance balances payable	—	—	529,562	(341,016)	188,546
Contractholder payables	—	—	865,728	—	865,728
Senior notes	300,000	—	—	—	300,000
Revolving credit agreement borrowings	100,000	—	—	—	100,000
Due to subsidiaries and affiliates	2,397	—	349,920	(352,317)	—
Other liabilities	10,809	31,193	421,800	148,538	612,340
Total Liabilities	413,206	31,193	17,288,385	(5,084,900)	12,647,884

Shareholders' Equity
Total Shareholders' Equity	5,168,878	1,182,627	5,533,867	(6,716,494)	5,168,878

Total Liabilities and Shareholders' Equity	$5,582,084	$1,213,820	$22,822,252	$(11,801,394)	$17,816,762

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Three Months Ended September 30, 2013
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$795,000	$—	$795,000
Net investment income	(2)	—	72,776	(6,691)	66,083
Net realized gains (losses)	—	—	(6,022)	—	(6,022)
Net impairment losses recognized in earnings	—	—	(728)	—	(728)
Fee income	—	—	526	—	526
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	5,665	—	5,665
Other income (loss)	—	—	624	—	624
Total revenues	(2)	—	867,841	(6,691)	861,148

Expenses
Losses and loss adjustment expenses	—	—	427,045	—	427,045
Acquisition expenses	—	—	147,313	—	147,313
Other operating expenses	6,975	397	110,698	—	118,070
Interest expense	5,791	7	6,830	(6,691)	5,937
Net foreign exchange (gains) losses	—	—	26,815	13,747	40,562
Total expenses	12,766	404	718,701	7,056	738,927

Income (loss) before income taxes	(12,768)	(404)	149,140	(13,747)	122,221
Income tax benefit (expense)	—	(1,356)	(6,040)	—	(7,396)

Income (loss) before equity in net income of subsidiaries	(12,768)	(1,760)	143,100	(13,747)	114,825

Equity in net income (loss) of subsidiaries	127,593	6,839	—	(134,432)	—

Net income	114,825	5,079	143,100	(148,179)	114,825
Preferred dividends	(5,484)	—	—	—	(5,484)

Net income available to common shareholders	$109,341	$5,079	$143,100	$(148,179)	$109,341

Comprehensive income (loss)	$206,102	$18,444	$220,630	$(239,074)	$206,102

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Three Months Ended September 30, 2012
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$748,691	$—	$748,691
Net investment income	—	2	79,942	(6,723)	73,221
Net realized gains	—	—	60,391	—	60,391
Net impairment losses recognized in earnings	—	—	(2,379)	—	(2,379)
Fee income	—	—	1,077	—	1,077
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	24,330	—	24,330
Other income (loss)	—	—	(532)	—	(532)
Total revenues	—	2	911,520	(6,723)	904,799

Expenses
Losses and loss adjustment expenses	—	—	443,871	—	443,871
Acquisition expenses	—	—	128,065	—	128,065
Other operating expenses	9,284	98	104,047	—	113,429
Interest expense	5,878	—	8,223	(6,723)	7,378
Net foreign exchange (gains) losses	—	—	11,625	5,334	16,959
Total expenses	15,162	98	695,831	(1,389)	709,702

Income (loss) before income taxes	(15,162)	(96)	215,689	(5,334)	195,097
Income tax benefit (expense)	—	(2,717)	(2,724)	—	(5,441)

Income (loss) before equity in net income of subsidiaries	(15,162)	(2,813)	212,965	(5,334)	189,656

Equity in net income (loss) of subsidiaries	204,818	7,425	—	(212,243)	—

Net income	189,656	4,612	212,965	(217,577)	189,656
Preferred dividends	(5,484)	—	—	—	(5,484)

Net income available to common shareholders	$184,172	$4,612	$212,965	$(217,577)	$184,172

Comprehensive income (loss)	$320,691	$17,548	$338,668	$(356,216)	$320,691

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Nine Months Ended September 30, 2013
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$2,306,586	$—	$2,306,586
Net investment income	(4)	—	220,078	(19,950)	200,124
Net realized gains	—	—	64,970	—	64,970
Net impairment losses recognized in earnings	—	—	(3,698)	—	(3,698)
Fee income	—	—	1,966	—	1,966
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	30,429	—	30,429
Other income (loss)	—	—	2,702	—	2,702
Total revenues	(4)	—	2,623,033	(19,950)	2,603,079

Expenses
Losses and loss adjustment expenses	—	—	1,245,101	—	1,245,101
Acquisition expenses	—	—	406,582	—	406,582
Other operating expenses	30,608	1,947	333,106	—	365,661
Interest expense	17,452	15	20,170	(19,950)	17,687
Net foreign exchange (gains) losses	—	—	(1,839)	4,326	2,487
Total expenses	48,060	1,962	2,003,120	(15,624)	2,037,518

Income (loss) before income taxes	(48,064)	(1,962)	619,913	(4,326)	565,561
Income tax benefit (expense)	—	1,629	(18,949)	—	(17,320)

Income (loss) before equity in net income of subsidiaries	(48,064)	(333)	600,964	(4,326)	548,241

Equity in net income (loss) of subsidiaries	596,305	36,024	—	(632,329)	—

Net income	548,241	35,691	600,964	(636,655)	548,241
Preferred dividends	(16,453)	—	—	—	(16,453)

Net income available to common shareholders	$531,788	$35,691	$600,964	$(636,655)	$531,788

Comprehensive income (loss)	$303,179	$(4,385)	$351,576	$(347,191)	$303,179

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Nine Months Ended September 30, 2012
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$2,155,659	$—	$2,155,659
Net investment income	5	6	241,280	(20,165)	221,126
Net realized gains	—	—	139,379	—	139,379
Net impairment losses recognized in earnings	—	—	(5,353)	—	(5,353)
Fee income	—	—	2,426	—	2,426
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	56,943	—	56,943
Other income (loss)	—	—	(7,905)	—	(7,905)
Total revenues	5	6	2,582,429	(20,165)	2,562,275

Expenses
Losses and loss adjustment expenses	—	—	1,238,771	—	1,238,771
Acquisition expenses	—	—	375,316	—	375,316
Other operating expenses	28,256	814	308,532	—	337,602
Interest expense	17,630	—	24,873	(20,165)	22,338
Net foreign exchange (gains) losses	—	—	4,051	1,907	5,958
Total expenses	45,886	814	1,951,543	(18,258)	1,979,985

Income (loss) before income taxes	(45,881)	(808)	630,886	(1,907)	582,290
Income tax benefit (expense)	—	3,320	(11,430)	—	(8,110)

Income (loss) before equity in net income of subsidiaries	(45,881)	2,512	619,456	(1,907)	574,180

Equity in net income (loss) of subsidiaries	620,061	29,873	—	(649,934)	—

Net income	574,180	32,385	619,456	(651,841)	574,180
Preferred dividends	(19,594)	—	—	—	(19,594)
Loss on repurchase of preferred shares	(10,612)	—	—	—	(10,612)

Net income available to common shareholders	$543,974	$32,385	$619,456	$(651,841)	$543,974

Comprehensive income (loss)	$744,389	$40,404	$787,758	$(828,162)	$744,389

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Nine Months Ended September 30, 2013
Condensed Consolidating Statement of Cash Flows	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Operating Activities
Net Cash Provided By (Used For) Operating Activities	$62,400	$(653)	$659,301	$(94,000)	$627,048
Investing Activities
Purchases of fixed maturity investments	—	—	(12,436,587)	—	(12,436,587)
Purchases of equity securities	—	—	(438,255)	—	(438,255)
Purchases of other investments	—	—	(992,935)	—	(992,935)
Proceeds from the sales of fixed maturity investments	—	—	11,877,419	—	11,877,419
Proceeds from the sales of equity securities	—	—	373,000	—	373,000
Proceeds from the sales of other investments	—	—	813,596	—	813,596
Proceeds from redemptions and maturities of fixed maturity investments	—	—	595,503	—	595,503
Net (purchases) sales of short-term investments	7,789	2,996	(279,753)	—	(268,968)
Change in investment of securities lending collateral	—	—	2,508	—	2,508
Contributions to subsidiaries	(160)	(11,850)	(250)	12,260	—
Intercompany loans issued	—	—	(10,250)	10,250	—
Purchases of furniture, equipment and other assets	(402)	—	(10,551)	—	(10,953)
Net Cash Provided By (Used For) Investing Activities	7,227	(8,854)	(506,555)	22,510	(485,672)
Financing Activities
Purchases of common shares under share repurchase program	(57,796)	—	—	—	(57,796)
Proceeds from common shares issued, net	(425)	—	12,260	(12,260)	(425)
Proceeds from intercompany borrowings	—	10,250	—	(10,250)	—
Change in securities lending collateral	—	—	(2,508)	—	(2,508)
Dividends paid to parent	—	—	(94,000)	94,000	—
Other	—	—	5,679	—	5,679
Preferred dividends paid	(16,453)	—	—	—	(16,453)
Net Cash Provided By (Used For) Financing Activities	(74,674)	10,250	(78,569)	71,490	(71,503)
Effects of exchange rates changes on foreign currency cash	—	—	(4,773)	—	(4,773)

Increase (decrease) in cash	(5,047)	743	69,404	—	65,100
Cash beginning of year	6,417	612	364,012	—	371,041
Cash end of period	$1,370	$1,355	$433,416	$—	$436,141

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Nine Months Ended September 30, 2012
Condensed Consolidating Statement of Cash Flows	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Operating Activities
Net Cash Provided By (Used For) Operating Activities	$26,123	$(713)	$764,566	$(58,025)	$731,951
Investing Activities
Purchases of fixed maturity investments	—	—	(12,670,073)	—	(12,670,073)
Purchases of equity securities	—	—	(215,921)	—	(215,921)
Purchases of other investments	—	—	(700,308)	—	(700,308)
Proceeds from the sales of fixed maturity investments	—	—	11,522,538	—	11,522,538
Proceeds from the sales of equity securities	—	—	264,417	—	264,417
Proceeds from the sales of other investments	—	—	329,093	—	329,093
Proceeds from redemptions and maturities of fixed maturity investments	—	—	867,080	—	867,080
Net (purchases) sales of short-term investments	1,806	(12)	70,345	—	72,139
Change in investment of securities lending collateral	—	—	22,840	—	22,840
Contributions to subsidiaries	—	—	(3,155)	3,155	—
Purchase of business, net of cash acquired	—	—	28,948	—	28,948
Purchases of furniture, equipment and other assets	(15)	—	(13,879)	—	(13,894)
Net Cash Provided By (Used For) Investing Activities	1,791	(12)	(498,075)	3,155	(493,141)
Financing Activities
Proceeds from issuance of Series C preferred shares, net	315,763	—	—	—	315,763
Repurchase of Series A and B preferred shares	(325,000)	—	—	—	(325,000)
Proceeds from common shares issued, net	1,604	—	3,155	(3,155)	1,604
Repayments of borrowings	—	—	(124,577)	—	(124,577)
Change in securities lending collateral	—	—	(22,840)	—	(22,840)
Dividends paid to parent	—	—	(58,025)	58,025	—
Other	—	—	4,479	—	4,479
Preferred dividends paid	(22,897)	—	—	—	(22,897)
Net Cash Provided By (Used For) Financing Activities	(30,530)	—	(197,808)	54,870	(173,468)
Effects of exchange rates changes on foreign currency cash	—	—	5,399	—	5,399

Increase (decrease) in cash	(2,616)	(725)	74,082	—	70,741
Cash beginning of year	4,717	6,712	340,270	—	351,699
Cash end of period	$2,101	$5,987	$414,352	$—	$422,440